UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2020
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 23, 2020, AnaptysBio, Inc. (“AnaptysBio”) entered into an amendment (the “Amendment”) to its Collaboration and Exclusive License Agreement (the “Collaboration Agreement”) with Tesaro, Inc., and Tesaro Development, Ltd. (together, “Tesaro”), each a wholly-owned subsidiary of GlaxoSmithKline (“GSK”).

Under the Amendment, AnaptysBio is entitled to increased royalties upon sales of dostarlimab, an anti-PD-1 antagonist antibody, equal to 8% of Net Sales (as defined in the Collaboration Agreement) below $1 billion and from 12% up to 25% of Net Sales above $1 billion. The Amendment also provides for a one-time cash payment of $60 million payable to AnaptysBio within 30 days of the date of the Amendment. The $1.1 billion in cash milestone payments due under the Collaboration Agreement remain unchanged. Tesaro also agreed, starting January 1, 2021, to pay AnaptysBio a 1% royalty on all GSK and Tesaro Net Sales of Zejula, which has received US approval for the maintenance treatment of adult patients with advanced epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in a complete or partial response to first-line platinum-based chemotherapy, and is under development for additional cancer indications.

In addition, on October 23, 2020, AnaptysBio entered into a confidential settlement agreement (the “Settlement Agreement”) with GSK and Tesaro to resolve the claims previously raised in the notice of breach (the “Notice”) delivered by AnaptysBio to GSK and Tesaro on August 20, 2020. Pursuant to the Settlement Agreement, AnaptysBio, GSK and Tesaro agreed to the terms of the Amendment described above and a mutual release of claims relating to the Notice, the Delaware Chancery Court action related to the Notice, the Collaboration Agreement and the obligations of the parties under the Collaboration Agreement. Pursuant to the terms of the Settlement Agreement, AnaptysBio and Tesaro agreed to enter into the Amendment that provided GSK with freedom to conduct development and commercialization of Zejula in combination with any third-party molecules.

The foregoing summaries of the Amendment and the Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the Collaboration Agreement and the Settlement Agreement. A copy of the Collaboration Agreement is available as Exhibit 10.9 to AnaptysBio’s Annual Report on Form 10-K for the year ended December 31, 2019. Copies of the Amendment and Settlement Agreement will be filed as exhibits to AnaptysBio’s Annual Report on Form 10-K for the year ended December 31, 2020.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the royalties, milestone payments and cash payments payable to the company, the settlement with GSK and Tesaro and related release of claims, and the timing or outcome of any regulatory submission or approval of dostarlimab. Statements including words such as “plan,” “seek,” “will,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.
Date: October 26, 2020	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel